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                                                                   EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                     State or Other
                                                     Jurisdiction of           Other Names
                                                      Incorporation            under which
                                                          or                    Subsidiary
Name of Subsidiary                                   Organization             does Business           Type of Entity
------------------                                  ---------------     -------------------------   ------------------
Atlantic States Microwave Transmission Company          Nevada                  None                     Corporation

Central States Microwave Transmission Company            Ohio                   None                     Corporation

IXC Broadband Services, Inc.                           Delaware                 None                     Corporation

IXC Carrier, Inc.                                       Nevada                  None                     Corporation

IXC Long Distance, Inc.                                Delaware         HCC Long Distance Company        Corporation

Link Net International, Inc.                           Delaware                 None                     Corporation

Marca-Tel S.A. de C.V.                                  Mexico                  None                     Corporation

MSM Associates, Limited Partnership                    Delaware                 None                 Limited Partnership

Mutual Signal Holding Corporation                      Delaware                 None                     Corporation

Mutual Signal Corporation of Michigan                  New York                 None                     Corporation

Mutual Signal Corp.                                    New York                 None                     Corporation

Progress International, L.L.C.                          Texas                   None               Limited Liability Company

Rio Grande Transmission, Inc.                          Delaware                 None                     Corporation

Summer Street Communications, Inc.                     Delaware                 None                     Corporation

Switched Services Communications, L.L.C.                Texas                   None               Limited Liability Company

Telcom Engineering, Inc.                                Texas                   None                     Corporation

Tower Communication Systems Corp.                       Ohio                    None                     Corporation

U.S. Advantage Long Distance, Inc.                      Texas                   None                     Corporation

West Texas Microwave Company                            Texas                   None                     Corporation

Western States Microwave Transmission Company          Nevada                   None                     Corporation
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